UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Processa Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

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PROCESSA PHARMACEUTICALS, INC.

7380 Coca Cola Drive, Suite 106

Hanover, Maryland 21076

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Processa Pharmaceuticals, Inc.:

This Information Statement is furnished to holders of shares of Common Stock, $0.0001 par value (the “Common Stock”) of Processa Pharmaceuticals, Inc. (“Processa,” “we,” “us” or the “Company”). We are sending you this Information Statement to inform you that the holders of a majority of our Common Stock have approved an amendment (the “Amendment”) to the Company’s Certificate of Incorporation that will reduce the number of authorized shares of our Common Stock from 100,000,000 to 30,000,000.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, the foregoing Amendment was approved by our Board of Directors (the “Board”) on April 28, 2020. Thereafter, on May 14, 2020, stockholders of the Company (the “Consenting Stockholders”) holding a majority of our issued and outstanding Common Stock adopted by written consent a resolution approving the Amendment. Such written consent constitutes the only stockholder approvals required to amend the Company’s Certificate of Incorporation under the Delaware General Corporation Law. Because the written consent of the Consenting Stockholders satisfies all applicable stockholder voting requirements, the Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement carefully and in its entirety for a description of the action taken by the Company.

The actions will not become effective before the date which is 20 days after the Information Statement was first mailed to stockholders. The Information Statement is being mailed on or about June 1, 2020 to stockholders of record on May 19, 2020 (the “Record Date”).

By order of the Board of Directors

/s/ David Young
David Young
Chief Executive Officer

Hanover, Maryland

May 27, 2020

PROCESSA PHARMACEUTICALS, INC.

7380 Coca Cola Drive, Suite 106

Hanover, Maryland 21076

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement (the “Information Statement”) is being mailed on or about June 1, 2020 to the holders of record at the close of business on May 19, 2020 (the “Record Date”) of the Common Stock of Processa Pharmaceuticals, Inc., a Delaware corporation (“Processa,” “we,” “us” or the “Company”), in connection with an action taken by written consent of the holders of a majority of our Common Stock in lieu of a meeting to approve an Amendment (the “Amendment”) to our Certificate of Incorporation, as amended to date (the “Certificate”) reducing the number of authorized shares of our Common Stock from 100,000,000 to 30,000,000.

David Young, Sian Bigora, Patrick Lin, Wendy Guy, Virgil Thompson and Justin Yorke are stockholders beneficially owning 2,889,021 shares of our issued and outstanding Common Stock (the “Consenting Stockholders”) and have each executed written consents approving the Amendment. These Consenting Stockholders are the Company’s Officers and Directors. The Consenting Stockholders held of record on the Record Date approximately 52.7% of our total issued and outstanding Common Stock, which was sufficient to approve the proposed Amendment. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

Section 228 of the Delaware General Corporation Law (the “DGCL”) generally provides that any action required to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent thereto is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to Section 242 of the DGCL, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend our Certificate to effect the reduction of authorized shares of our Common Stock and our Preferred Stock. In order to eliminate the costs and management time involved in obtaining proxies and to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and successfully obtained, the written consents of the Consenting Stockholders who own shares representing a majority of our Common Stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. The corporate action described herein may be effective as early as 20 days (the “20-day Period”) after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about June 21, 2020.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Forward-Looking Statements

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Exchange Act. All statements other than statements of historical information provided herein are forward-looking and may contain information about financial results, economic conditions, trends and known uncertainties. We caution the reader that actual results could differ materially from those expected by us depending on the outcome of certain factors, including, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, that the reduction of authorized shares will not be consummated in a timely manner or at all, as well as other risks and uncertainties that are described in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligations to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this information statement, including, without limitation, changes in our business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

VOTE REQUIRED TO APPROVE THE AMENDMENT

As of the Record Date, there were 5,486,476 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. For the approval of the Amendment, the affirmative vote of the Consenting Stockholders who holds a majority of the issued and outstanding Common Stock entitled to vote at the Record Date (totaling 2,889,021 out of 5,486,476 or 52.7% of the total stockholder votes) was required.

CONSENTING STOCKHOLDER

On April 28, 2020, the Board unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve, the Amendment to the Company’s Certificate to reduce the number of authorized shares of our Common Stock from 100,000,000 to 30,000,000. In connection with the adoption of such resolutions, the Board elected to seek the written consents of the holders of majority of the issued and outstanding Common Stock in order to reduce the costs and implement the proposal in a timely manner.

On May 14, 2020, David Young, Sian Bigora, Patrick Lin, Wendy Guy, Virgil Thompson and Justin Yorke, the Consenting Stockholders who beneficially owns 2,889,021 shares of our issued and outstanding Common Stock (approximately 52.7%) each consented in writing to the proposed Amendment.

Under Section 14(c) of the Exchange Act, the filing of the Amendment effecting the reduction of authorized shares of Common Stock and reduction of authorized shares of Preferred Stock cannot become effective until the expiration of the 20-day Period.

The Company is not seeking written consent from any of our other stockholders, and stockholders other than the Consenting Stockholder will not be given an opportunity to vote with respect to the Amendment. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of providing stockholders advance notice of the actions taken, as required by the Exchange Act.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under the DGCL to dissent or require a vote of all stockholders.

APPROVAL OF THE REDUCTION IN AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

General

Our Board unanimously approved a proposal to amend the FOURTH paragraph of our Certificate to reduce the number of authorized shares of the Company’s Common Stock. Currently, we may issue up to 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, and we propose to reduce the number of authorized shares of Common Stock to 30,000,000 shares. The proposed form of Amendment to our Certificate to implement the reduction in the authorized number of shares of our Common Stock is attached to this Information Statement as Appendix A. The Consenting Stockholders have also approved this Amendment.

Reasons for the Reduction in Authorized Stock

We pay franchise tax in Delaware based upon the number of shares of Common Stock and Preferred Stock that the Company is authorized to issue by applying either the par value or an assumed par value (based upon the total assets divided by the number of shares that are authorized) method. The Company desires to reduce its annual Delaware franchise tax and without a reduction in the authorized shares of our Common Stock, the estimated annual franchise tax will not be reduced. Of the 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock we are currently authorized to issue as of April 30, 2020, we have issued and outstanding 5,486,476 shares of Common Stock and no shares of Preferred Stock. We have also reserved 1,077,508 shares of our Common Stock for future issuance upon the exercise of currently outstanding stock purchase warrants and stock options and for future grants under our Processa Pharmaceuticals, Inc, 2019 Omnibus Incentive Plan.

The Board also believes that 100,000,000 authorized shares of Common Stock is disproportionately large in relation to the Company’s outstanding Common Stock and our anticipated future needs.

No Dissenters’ Rights

Under the DGCL, the Company’s stockholders are not entitled to dissenters’ rights with respect to the Amendment effecting the reduction in authorized shares of our Common Stock, and the Company will not independently provide stockholders with any such right.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information, as of April 30, 2020, with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Applicable percentages are based upon 5,486,476 shares of Common Stock and no shares of Preferred Stock outstanding as of April 30, 2020.

	Shares beneficially owned
	Shares	Percent
Name and address of beneficial owner (1)
Officers and Directors
David Young (2), (9), (10)	1,341,606	24.5%
Sian Bigora (3)	496,913	9.1%
Patrick Lin (7)	341,450	6.2%
Wendy Guy (4)	314,571	5.7%
Virgil Thompson (8)	87,626	1.6%
Justin Yorke (5)	372,571	6.8%
James Stanker (12)	38,430	*
Total for all Officers and Directors	2,993,167	54.6%

More than 5% Stockholders:
Young-Plaisance Revoc. Trust (2), (10)	479,362	8.7%
CorLyst, LLC (6), (11)	1,093,359	19.9%
CoNCERT Pharmaceuticals, Inc.	298,615	5.4%

* - represents less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner listed is c/o Processa Pharmaceuticals, Inc., 7380 Coca Cola Drive, Suite 106, Hanover, Maryland 21076.

(2)	Consists of (i) 305,854 shares of common stock held directly by Dr. Young; (ii) 1,733 shares of common stock issuable pursuant to options held directly by Dr. Young exercisable within 60 days of April 30, 2020; (iii) 479,362 shares held by the Young-Plaisance Revoc. Trust; (iv) 161,672 shares held by two other family entities; (v) 389,838 shares held by CorLyst, LLC (“CorLyst”) (316,770 shares held on behalf of entities controlled by Dr. Young, 52,759 shares held on behalf of unrelated shareholders, and stock purchase warrants to purchase 20,309 shares); and (vi) 3,147 shares that Dr. Young will receive on the exercise of stock purchase warrants. Dr. Young is the Trustee of the Young-Plaisance Revoc. Trust and the Chief Executive Officer and Managing Member of CorLyst. Dr. Young disclaims beneficial ownership of a portion of CorLyst shares.

(3)	Consists of (i) 368,477 shares of common stock held directly by Dr. Bigora; (ii) 126,703 shares held by CorLyst; and (iii) 1,733 shares of common stock issuable pursuant to options held directly by Dr. Bigora exercisable within 60 days of April 30, 2020.

(4)	Consists of (i) 154,452 shares of common stock held directly by Ms. Guy; (ii) 158,386 shares held by CorLyst; and (iii) 1,733 shares of common stock issuable pursuant to options held directly by Ms. Guy exercisable within 60 days of April 30, 2020.

(5)	Justin Yorke, a member of our Board of Directors, is a manager of the San Gabriel Fund, LLC, JMW Fund, LLC and the Richland Fund, LLC. The 372,571 shares of common stock reported for Mr. Yorke include the shares held by these Funds. Also included are 197 shares of common stock issuable pursuant to options held directly by Mr. Yorke exercisable within 60 days of April 30, 2020.

(6)	CorLyst is the beneficial holder of 1,093,359 shares. This beneficial ownership is allocated in the above table as follows: David Young - 316,770, Sian Bigora – 126,703; Wendy Guy – 158,386; the Young-Plaisance Revoc. Trust – 418,432; other shareholders – 52,759; and stock purchase warrants to purchase 20,309 shares.

(7)	Consists of (i) 335,248 shares of common stock held directly by Mr. Lin; (ii) 1,733 shares of common stock issuable pursuant to options held directly by Mr. Lin exercisable within 60 days of April 30, 2020; and (iii) 4,469 shares that Mr. Lin will receive on the exercise of stock purchase warrants.

(8)	Consists of (i) 87,429 shares of common stock held directly by Mr. Thompson and (ii) 197 shares of common stock issuable pursuant to options held directly by Mr. Thompson exercisable within 60 days of April 30, 2020.

(9)	Although David Young confers with all other members or parties associated with CorLyst and the Young-Plaisance Revoc Trust, Dr. Young has voting and investment control of these entities.

(10)	Includes 30,465 shares of common stock that will be issued upon the exercise of stock purchase warrants.

(11)	Includes 20,309 shares of common stock that will be issued upon the exercise of stock purchase warrants.

(12)	Consists of (i) 20,000 shares of common stock held directly by Mr. Stanker and (ii) 18,430 options to purchase shares of common stock that are exercisable as of April 30, 2020 or will become exercisable within 60 days after such date held by Mr. Stanker.

Stockholders Sharing the Same Last Name and Address

Some banks, brokers, and other record holders may participate in the practice of “householding” information statements. This means that, unless stockholders give contrary instructions, only one copy of this information statement may be sent to multiple stockholders sharing an address. The Company will promptly deliver a separate copy of this document to any stockholder at a shared address upon written or oral request by such stockholder at the following address or telephone number: Processa Pharmaceuticals, Inc., 7380 Coca Cola Drive, Suite 106, Hanover, Maryland 21076, Attn: Corporate Secretary, telephone (443) 776-3133. Any stockholder who wants to receive a separate copy of this Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact such stockholder’s bank, broker, or other record holder, or contact the Company at the above address or telephone number.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. The SEC maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

the Consenting StockholdeRS who own shares representing a majority of our Common Stock HAVE CONSENTED TO THE AMENDMENT. NO FURTHER VOTES OR PROXIES ARE NEEDED AND NONE ARE REQUESTED. THE BOARD IS NOT REQUESTING A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND A PROXY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David Young
David Young
Chief Executive Officer

Hanover, Maryland

May 27, 2020

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PROCESSA PHARMACEUTICALS, INC.

(a Delaware corporation)

Processa Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 27, 2017, as amended on October 23, 2017, as amended on August 12, 2019, and as amended on December 23, 2019 (the “Certificate of Incorporation”).

2. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Certificate of Incorporation and declaring said amendment to be advisable. The Certificate of Amendment amends the Certificate of Incorporation as follows:

The FOURTH paragraph of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 30,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (ii) 1,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1.	General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.	Voting. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation. There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of share thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

3.	Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

4.	Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting, a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law of the State of Delaware, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, as to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

3. The requisite stockholders of the Corporation have duly approved this Certificate of Amendment in accordance with Section 242 of the DGCL.

4. This Certificate of Amendment shall be effective at 5:00 p.m. Eastern Time on [●], 2020.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed as of the date set forth below.

Dated: [_______,2020]	PROCESSA PHARMACEUTICALS, INC.

By:
	Name:	David Young
	Title:	Chief Executive Officer